                                                     Registration No. 333-

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                       ALLEGHENY TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           25-1792394
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                 1000 SIX PPG PLACE
            PITTSBURGH, PENNSYLVANIA                             15222-5479
       (Address of principal executive offices)                  (Zip Code)


    ALLEGHENY LUDLUM CORPORATION PERSONAL RETIREMENT AND 401(K) SAVINGS PLAN
                                 THE 401(K) PLAN
                 ALLEGHENY TECHNOLOGIES RETIREMENT SAVINGS PLAN
     401(K) SAVINGS ACCOUNT PLAN FOR EMPLOYEES OF THE WASHINGTON PLATE PLANT
       SAVINGS AND SECURITY PLAN OF THE LOCKPORT AND WATERBURY FACILITIES

                            (Full title of the plans)

                                  JON D. WALTON
                       ALLEGHENY TECHNOLOGIES INCORPORATED
          EXECUTIVE VICE PRESIDENT, CHIEF LEGAL AND COMPLIANCE OFFICER,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                               1000 SIX PPG PLACE
                            PITTSBURGH, PA 15222-5479
                     (Name and address of agent for service)

                                 (412) 394-2800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
           TITLE OF                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          SECURITIES              AMOUNT TO BE        OFFERING PRICE           AGGREGATE        REGISTRATION
       TO BE REGISTERED          REGISTERED(1)         PER SHARE(2)         OFFERING PRICE          FEE

---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share

    Allegheny Ludlum
Corporation Personal
Retirement and 401(k) Savings
Plan                                600,000


    The 401(k) Plan                 600,000


    Allegheny Technologies
Retirement Savings Plan
                                    600,000
    401(k) Savings Account
Plan for Employees of the
Washington Plate Plant

    Savings and Security Plan        50,000
of the Lockport and Waterbury
Facilities

                                     50,000




        Total                     1,900,000              $20.81              $39,539,000.00      $4,653.74

===============================================================================================================

         (1) Pursuant to Rule 416(c), under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate number of interests to be offered or sold pursuant to the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Plan; The 401(k) Plan; the Allegheny Technologies Retirement Savings Plan; the 401(k) Savings Account Plan for Employees of the Washington Plate Plant; and the Savings and Security Plan of the Lockport and Waterbury Facilities.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on December 9, 2004.
-------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the period ended December 31, 2003; (ii) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004, and September 30, 2004; (iii) the Registrant's Current Reports on Form 8-K, dated January 21, 2004, February 16, 2004 (as amended), March 11, 2004, April 1, 2004, April 21, 2004, May 2, 2004, May 7, 2004, May 28, 2004, June 1, 2004 (as
amended), June 28, 2004, July 8, 2004, July 20, 2004, July 22, 2004, July 27,
2004, September 2, 2004, October 20, 2004, and December 9, 2004; and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 30, 1996.

            All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Plan; The 401(k) Plan; the Allegheny Technologies Retirement Savings Plan; the 401(k) Savings Account Plan for Employees of the Washington Plate Plant; and the Savings and Security Plan of the Lockport and Waterbury Facilities (collectively, the "Plans").


     ITEM 4.      DESCRIPTION OF SECURITIES.

            The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


     ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

            None.


     ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders in accordance with the foregoing provisions of Section 102(b)(7).

         Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Registrant's Restated Certificate of Incorporation provides that the Registrant will indemnify any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL.

    The Registrant has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.


      ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         None.


      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

          4.1 Certificate of Incorporation of Allegheny Technologies Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12001)).

          4.2 Amended and Restated Bylaws of Allegheny Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12001)).

          5.1 Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Plan favorable Internal Revenue Service Determination Letter dated July 25, 2003.

          5.2 The 401(k) Plan favorable Internal Revenue Service Determination Letter dated July 12, 2003.

          5.3 The Allegheny Technologies Retirement Savings Plan favorable Internal Revenue Service Determination Letter dated August 4, 2003.

          5.4 The 401(k) Savings Account Plan for Employees of the Washington Plate Plant favorable Internal Revenue Service Determination Letter dated July 12, 2003.

          5.5 The Savings and Security Plan of the Lockport and Waterbury Facilities favorable Internal Revenue Service Determination Letter dated July 11, 2003.

          23.1          Consent of Ernst & Young LLP.

          24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

         The undersigned Registrant hereby undertakes to submit the Plans and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service to qualify such Plans, with such undertaking limited in scope to amendments to the Plans, if any, not covered by the determination letters filed as Exhibits 5.1-5.5.



         ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 13th day December, 2004.

                                    ALLEGHENY TECHNOLOGIES INCORPORATED

                                    By: /s/ L. Patrick Hassey
                                        -------------------------------------
                                        L. Patrick Hassey
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon D. Walton and Mary W. Snyder, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

         Signature                             Capacity                                Date
         ---------                             ---------                               ----

/s/ L. Patrick Hassey            Chairman, President, and Chief Executive        December 13, 2004
---------------------------      Officer

L. Patrick Hassey


/s/ Richard J. Harshman          Executive Vice President - Finance and          December 13, 2004
---------------------------      Chief Financial Officer (Principal
Richard J. Harshman              Financial Officer)

/s/ Dale G. Reid                 Vice President, Controller, and Chief           December 13, 2004
---------------------------      Accounting Officer and Treasurer
Dale G. Reid                     (Principal Accounting Officer)




/s/ H. Kent Bowen                Director                                        December 13, 2004
---------------------------
H. Kent Bowen


/s/ Robert P. Bozzone            Director                                        December 13, 2004
---------------------------
Robert P. Bozzone


/s/ Diane C. Creel               Director                                        December 13, 2004
---------------------------
Diane C. Creel


/s/ James C. Diggs               Director                                        December 13, 2004
---------------------------
James C. Diggs


/s/ Michael J. Joyce             Director                                        December 13, 2004
---------------------------
Michael J. Joyce


/s/ W. Craig McClelland          Director                                        December 13, 2004
---------------------------
W. Craig McClelland


/s/ Charles J. Queenan, Jr.      Director                                        December 13, 2004
---------------------------
Charles J. Queenan, Jr.


/s/ James E. Rohr                Director                                        December 13, 2004
---------------------------
James E. Rohr


/s/ Louis J. Thomas              Director                                        December 13, 2004
---------------------------
Louis J. Thomas


/s/ John D. Turner               Director                                        December 13, 2004
---------------------------
John D. Turner


         Pursuant to the requirements of the Securities Act, the Plan Administrator of the Plans has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 13, 2004.

                                  ALLEGHENY TECHNOLOGIES INCORPORATED

                                  By: /s/ Jon D. Walton
                                     ------------------------------------------
                                     Jon D. Walton
                                     Executive Vice President, Human Resources,
                                     Chief Legal and Compliance Officer